Exhibit (i)(2)
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

                          617-526-6000 Fax 617-526-5000



                                                     April 26, 2002

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 31 to the Registration Statement of The Wright Managed Income Trust (Trust) File Nos. 2-81915; 811-3668 (PEA no. 31)

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 31 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23.

      The consent may not be used for any purpose other than as set forth above without our further consent.


                                                 Very truly yours,

                                            /s/ Hale and Dorr LLP
                                                -------------------
                                                Hale and Dorr LLP